Exhibit 24

UNION PACIFIC CORPORATION

Powers of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the “Company”), do hereby appoint each of James R. Young, Carl W. von Bernuth and Thomas E. Whitaker his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2003, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of January 29, 2004.

/s/ Phillip F. Anschutz Phillip F. Anschutz	/s/ Elbridge T. Gerry, Jr Elbridge T. Gerry, Jr

/s/ Thomas J. Donohue Thomas J. Donohue	/s/ Judith Richards Hope Judith Richards Hope

/s/ Archie W. Dunham Archie W. Dunham	/s/ Richard J. Mahoney Richard J. Mahoney

/s/ Spencer F. Eccles Spencer F. Eccles	/s/ Steven R. Rogel Steven R. Rogel

/s/ Ivor J. Evans Ivor J. Evans	/s/ Ernesto Zedillo Ernesto Zedillo

79